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                                                                    EXHIBIT 12.8




SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES SIERRA PACIFIC INSTITUTIONAL PROPERTIES V
RATIO OF EARNINGS TO FIXED CHARGES:

                                                                 Year End.     Year End.     Year End.     Year End.     Year End.
                                                                    1995          1996          1997          1998          1999
                                                                 ----------------------------------------------------------------
Earnings:
  Pretax income (loss)                                             $(206)        $(168)        $(178)        $(284)        $ (57)

Fixed Charges:
  Interest expense                                                    --            --            --            --            --
  Interest factor of rental expense                                  128           128           127           125           137
                                                                   ---------------------------------------------------------------
             Total fixed charges                                     128           128           127           125           137
                                                                   ---------------------------------------------------------------
             Total earnings                                          (78)          (40)          (51)         (159)           80

             Total fixed charges                                     128           128           127           125           137
                                                                   ---------------------------------------------------------------
Ratio of earnings to fixed charges                                 (0.61)        (0.32)        (0.40)        (1.28)         0.58
                                                                   ---------------------------------------------------------------
  Deficiency to cover fixed charges                                 (206)         (168)         (178)         (284)          (57)
                                                                   ---------------------------------------------------------------
COMPUTATION OF INTEREST FACTOR OF RENTAL EXPENSE:
             Operating rental expense                                383           383           382           374           410
             Interest factor                                          33%           33%           33%           33%           33%
                                                                   ---------------------------------------------------------------
                            Total                                    128           128           127           125           137
                                                                   ===============================================================

                                                                  9 Months         9 Months
                                                                    Ended           Ended
                                                                 September 30,   September 30,
                                                                     1999            2000
                                                                 -----------------------------
Earnings:
  Pretax income (loss)                                              $ (83)          $ 167

Fixed Charges:
  Interest expense                                                     --              --
  Interest factor of rental expense                                    98              10
                                                                 -------------------------
             Total fixed charges                                       98              10
                                                                 -------------------------
             Total earnings                                            15             177

             Total fixed charges                                       98              10
                                                                 -------------------------
Ratio of earnings to fixed charges                                   0.15           18.28
                                                                 -------------------------
  Deficiency to cover fixed charges                                   (83)             --
                                                                 -------------------------
COMPUTATION OF INTEREST FACTOR OF RENTAL EXPENSE:
             Operating rental expense                                 294              29
             Interest factor                                           33%             33%
                                                                 -------------------------
                            Total                                      98              10
                                                                 =========================